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                                                                    EXHIBIT 99.1

                   PROPOSED SETTLEMENT OF DEGARMO LITIGATION,
                         AGREEMENT IN PRINCIPLE REACHED

LOUISVILLE, Ky., Feb. 2 -- Healthcare Recoveries, Inc. (Nasdaq: HCRI) announced today that it has reached an agreement in principle to settle the DeGarmo class action litigation, currently pending against the Company in federal court in West Virginia, for approximately $3 million. The agreement in principle is subject to negotiation and finalization of definitive settlement documentation, a fairness hearing and court approval. The Company currently believes that the settlement documentation should be finalized during the first quarter and the fairness hearing and court review would take place in the next 3 months.

The Company expects to report a $3.0 million charge arising from the settlement during the fourth quarter of 2000. The Company will fund this settlement with cash flow from operations and/or borrowings under its existing credit facility.

The DeGarmo litigation, which was filed in March 1994 and certified as a class action in March 1999, involves allegations that the Company's subrogation recovery efforts violated a number of state and federal laws, either because they involved collection of amounts that improperly exceeded the actual costs of the medical treatments provided by the Company's client or because the Company's client lacked enforceable rights of subrogation under the applicable healthcare policies or agreements. The Company has not admitted liability for any alleged wrongdoing as part of the agreement in principle, nor will any such admission be included in the definitive settlement documentation currently being negotiated. The Company anticipates that, in addition to a cash payment, the settlement agreement will include certain non-monetary terms affecting its subrogation recovery activities, primarily affecting one of its clients in West Virginia. The Company believes that the agreement will not have an adverse effect on the Company's subrogation recovery activities.

The Company noted that its primary reason for settling the DeGarmo litigation was its unusual facts, which are, to the Company's best knowledge, peculiar to this case. The Company stated that it does not believe that this proposed settlement will have an effect on its defense of any other lawsuits, and stressed that it does not intend to alter its determination to defend vigorously those lawsuits.

HCRI is a leading provider of health insurance subrogation related recovery services for private healthcare payors.

The Company will host a Webcast conference call, to discuss the proposed litigation settlement agreement in principle, on Monday, February 5, 2001 at 2:00 pm, Eastern time. Interested parties are invited to access the conference call at this URL:


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http://www.videonewswire.com/HCRI/020501/

This news release contains statements that constitute "Forward-looking Statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this news release include, but are not limited to, the intent, belief or current expectations of management with respect to: [i] the date by which settlement documentation is expected to be finalized and court review is expected to take place; [ii] the magnitude and timing of the expected charge arising from the settlement; [iii] the anticipated source(s) of funding for the settlement; [iv] the effect of certain non-monetary terms of the settlement on the Company's subrogation recovery activities; and [v] the effect of settlement on the Company's defense of any other lawsuits and the Company's intention to defend vigorously those lawsuits, as well as the assumptions on which such statements are based. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated in this news release include the ability of the Company and plaintiffs to agree to definitive settlement documentation, the outcome of court review of the fairness of the proposed settlement, and the availability of one or more sources of funding for the proposed settlement. Additional factors that could cause actual results to differ materially from those contemplated in this news release can be found in the Company's Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10-K for the year ended December 31, 1999.